EXHIBIT 2

                      AMENDED AND RESTATED

                             BYLAWS

                               OF

                    THE OMNI INVESTMENT FUND
                    (as of December 12, 1996)

                            ARTICLE I
                            _________

                   OFFICERS AND THEIR ELECTION

SECTION 1. Officers. The officers of the Trust shall be a ________ President, a Treasurer, a Secretary, and such other officers with such other titles as provided for herein or as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 2. Election of Officers. The officers of the Trust ____________________ shall be chosen annually by the
Trustees. The President shall be chosen annually by and from the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are chosen and qualified.

SECTION 3. Resignations and Removals. Any officer of the Trust _________________________ may resign by filing a written resignation with the President or with the Trustees or with the Secretary, which shall take effect on being so filed unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of Trustees.

SECTION 4. Vacancies. The Trustees may fill any vacancy _________ occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office until his successor is chosen and qualified.

                           ARTICLE II
                           __________

           POWERS AND DUTIES OF OFFICERS AND TRUSTEES

SECTION 1.  Trustees.  The business and affairs of the Trust
            ________ shall be managed by the Trustees, and they shall have all powers necessary and desirable to fully carry out that responsibility.

SECTION 2. Executive and other Committees. The Trustees may ______________________________ elect from their own number an Executive Committee to consist of not less than two (2) nor more than three (3) members, which shall have the power and duty to conduct the current and ordinary business of the Trust, and such other powers and duties as the Trustees may from time to time delegate to such Committee. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Trustees, Vacancies in a committee shall be filled by the Board of Trustees.

SECTION 3. President. The President shall be the chief _________ operating officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust. The President shall have full power and authority to bind the Trust and in connection therewith may execute and deliver in the name and on behalf of the Trust any and all agreements, instruments, notes and writings of any nature that he may consider necessary or appropriate in connection with the management of the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

SECTION 4. Treasurer. Subject to Section 4 of Article V of the _________ Declaration of Trust, the Treasurer may be
the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank(s) or trust companies) as the Trustees shall employ as Custodian(s) in accordance with Article IX of the Declaration of Trust and these Bylaws. He shall have the custody of the seal of the Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding its business and condition as the Trustees may from time to time require. The Treasurer shall perform such duties additional to all of the foregoing as the Trustees or the President may from time to time designate.

SECTION 5. Secretary. The Secretary shall record in books kept _________ for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings. The Secretary shall perform such duties and possess such powers additional to the foregoing as the Trustees or the President may from time to time designate.

SECTION 6. Vice Presidents. Each Vice President of the Trust _______________ shall perform such duties and possess such powers as the Trustees or the President may from time to time designate. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order elected by the Trustees) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 7.  Assistant Treasurer.  The Assistant Treasurer of the
            ___________________ Trust shall perform such duties and possess such powers as the Trustees, the President or the Treasurer may from time to time designate.

SECTION 8.  Assistant Secretary.  The Assistant Secretary of the
            ___________________ Trust shall perform such duties and possess such powers as the Trustees, the President or the Secretary may from time to time designate.


                           ARTICLE III
                           ___________

                      SHAREHOLDERS' MEETING

SECTION 1.  General.  Voting powers and meetings of Shareholders
            _______ shall be governed by applicable provisions of law, the Declaration of Trust and as hereinafter provided by these Bylaws.

SECTION 2. Special Meetings. A special meeting of the ________________ Shareholders of any Series shall be called by the Secretary whenever ordered by the Trustees or requested in writing by the holder or holders of at least one-fifth (1/5th) of the outstanding Shares of any such Series entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than two (2) days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

SECTION 3. Notices. Except as above provided, notices of any _______ special meeting of the Shareholders shall be given by the Secretary by delivery or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least ten (10) days before the meeting, to such address as may be registered with the Trust by the Shareholder.

SECTION 4. Place of Meeting. All special meetings of the ________________ Shareholders shall be held at the principal place of business of the Trust in Chicago, Illinois, or at such other place in the United States as the Trustees may designate.

SECTION 5. Voting of Shares by Certain Shareholders. Shares ________________________________________ standing in the name of a deceased person may be voted by his personal representative either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.


SECTION 6. Consent Actions. Any actions required to be taken at _______________ a meeting of the Shareholders of this
Trust or any action which may be taken at a meeting of the Shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the Shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the Shareholders at a meeting duly held and may be stated as such on any certificate or document. The Secretary shall file the consents with the minutes of the meetings of the Shareholders.

SECTION 7. Conducting Meetings. The President or, in the ___________________ President's absence, one of the other officers shall call meetings of the Shareholders to order and shall act as Chairman of such meetings. In the absence of the President and all other officers, any of the persons calling the meeting by a notice given as herein provided may call the meeting to order, and a Chairman shall be elected. The Secretary of the Corporation or any Assistant Secretary shall act as Secretary of all meetings of the Shareholders; and if the Secretary and all Assistant Secretaries shall be absent, then such person as may be designated by the Chairman of the meeting shall act as Secretary thereof.

                           ARTICLE IV
                           __________

                       TRUSTEES' MEETINGS

SECTION 1. Meetings. Meetings of the Trustees shall be called ________ orally or in writing by the President or at his order or direction or by any two other Trustees, and if the Secretary when so requested refuses or fails for more than one
(1) day to call such meeting, the President, or such two other Trustees, may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

SECTION 2.  Quorum.  A majority of the Trustees shall constitute
            ______ a quorum for the transaction of business.

SECTION 3. Notices. Except as otherwise provided, notice of any _______ meeting of the Trustees shall be given by the
Secretary to each Trustee, (a) by mailing to him, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address, a written or printed notification of such meeting at least three (3) days before the meeting, or (b) by delivering such notice to him at least two (2) days before the meeting, or
(c) by telephoning him or by sending to his at least one (1) day before the meeting, by prepaid telegram, addressed to him at his said registered address, if any, or if he has no such registered address, as his last known address, notice of such meeting.

SECTION 4. Place of Meeting. All meetings of the Trustees shall ________________ be held at the principal place of business of the Trustees in Chicago, Illinois or such other place in the United States as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

SECTION 5. Special Action. When all the Trustees shall be ______________ present at any meeting, however called, or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 6. Action by Consent. Any action by the Trustees may be _________________ taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees meetings, or by telephone consent provided a quorum of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.

                            ARTICLE V
                            _________

                  SHARES OF BENEFICIAL INTEREST

SECTION 1. Beneficial Interest. The beneficial interest in the ___________________ Trust and the status of the owners thereof shall be defined, establishment and governed by applicable provisions of law, the Declaration of Trust and as herein provided by these Bylaws.

SECTION 2. Certificate of Shares of Beneficial Interest. ____________________________________________ Subject
to certain minimum investment requirements as may be set by the Trustees, each Shareholder shall be entitled to a certificate of shares of beneficial interest of the Trust in such form as may be prescribed from time to time by the Trustees. The certificate shall be signed by the President or a Vice President, certificate is countersigned by a transfer agent or a registrar, other than a Trustee, officer or employee of the Trust, such signature may be a facsimile. In case any officer who has signed or whose facsimile signatures has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue. Every certificate for shares of beneficial interest which are subject to any restriction or transfer pursuant to the Declaration of Trust, the Bylaws, applicable securities laws or any agreement to which the Trust is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the Trust will furnish a copy of the restrictions to the holder of such certificate upon written request and without charge. Every certificate issued when the Trust is authorized to issue more than one class or series of shares of beneficial interest shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Trust will furnish a copy thereof to the holder of such certificate upon written request and without charge.

SECTION 3. Transfers. Subject to the restrictions, if any, _________ stated or noted on the Share certificates,
Shares may be transferred on the books of the Trust by the surrender to the Trust or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Trust or its transfer agent may reasonably

require. Except as may be otherwise required by law, by the Declaration of Trust or by these Bylaws, the Trust shall be entitled to treat the record holder of Shares of beneficial interest as shown on its books as the owner of such Shares for all purposes, including the payment the owner of such Shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such Shares until the Shares have been transferred on the books of the Trust in accordance with the requirements of these Bylaws.

SECTION 4. Replacement of Certificates. In case of the alleged ___________________________ loss or destruction or the mutilation of a certificate of shares of beneficial interest, a duplicate certificate may be issued in place of the lost, destroyed or mutilated certificate, upon such terms as the Trustees may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Trustees may require for the protection of the Trust or any transfer agent or registrar.

                           ARTICLE VI
                           __________

                       INSPECTION OF BOOKS

     The Trustees shall from time to time determine whether and to what extent, and at what time and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

                           ARTICLE VII
                           ___________

                            CUSTODIAN

     The Custodian(s) employed by the Trust pursuant to Article
IX of the Declaration of Trust shall be required to enter into a contract with the Trust which shall contain in substance the following provisions:

(a) The Trust will cause securities and funds owned by the Trust to be delivered or paid to the Custodian(s).

(b) The Custodian(s) will receive and give receipt for any moneys due to the Trust and deposit the same in its own banking department, if any, or elsewhere as the Custodian(s) and the Trustees may approve. The Custodian(s) shall have the sole power to draw upon any such account.

(c) The Custodian(s) shall release and deliver securities owned by the Trust and make payments of money of the Trust only upon the instructions of the Trust.

     The contract between the Trust and the Custodian(s) may contain any such other provisions not inconsistent with the provisions of Article IX of the Declaration of Trust or with these Bylaws as the Trustees may approve.

     Such contract shall be terminable by either party upon written notice to the other within such time not exceeding sixty
(60) days as may be specified in the contract; provided, however, that upon termination of the contract or inability of the Custodian(s) to continue to serve, the Custodian(s) shall, upon written notice of appointment of another bank, trust company or other business firm as custodian, deliver and pay over to such successor Custodian all securities and moneys held by it for account of the Trust. In such case, the Trustees shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found having the required qualifications and willing to serve, it shall be the duty of the Trustees to call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding Shares, the Custodian(s) shall deliver and pay over all property of the Trust held by its as specified in such vote.

     Pending appointment of a successor Custodian or a vote of the Shareholders specifying some other disposition of the funds and property, the Custodian(s) shall not deliver funds and property of the Trust to the Trust, but it may deliver them to a bank, trust company or other business firm doing business in Chicago, Illinois, of its own selection as the property of the Trust to be held under terms similar to those which they were held by the retiring Custodian.

     Any sub-custodian employed by the Custodian(s) pursuant to authorization to do so granted by the Trust pursuant to Article IX of the Declaration of Trust shall be required to enter into a contract with the Custodian containing in substance the same provisions as those described in paragraphs (a) through (c) above, except that any contract with a sub-custodian performing its duties outside the United States and its territories and possessions, may omit or limit any of such conditions, provided that, any such omission or limitation shall be expressly approved by a majority of the Trustees of the Trust.

                          ARTICLE VIII
                          ____________

                    MISCELLANEOUS PROVISIONS

SECTION 1. Seal. The seal of the Trust of Series thereof shall ____ be circular in form and shall have inscribed on its surface the name of the Trust or Series and the following words:

             "A MASSACHUSETTS BUSINESS TRUST" or "A SERIES OF A
             MASSACHUSETTS BUSINESS TRUST."

SECTION 2. Reports to Shareholders. The Trustees shall at least _______________________ semi-annually submit to the
Shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.

SECTION 3. Voting of Securities. Except as the Trustees may ____________________ otherwise designate, the
President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Trust (with or without power of substitution) at any meeting of stockholders or shareholders of any corporation or other organization, the securities of which may be held by the Trust.

SECTION 4. Evidence of Authority. A certificate by the _____________________ Secretary or Assistant
Secretary, or a temporary Secretary, as to any action taken by the Shareholders, Trustees, any committee or any officer or representative of the Trust shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

SECTION 5. Declaration of Trust. All references in these Bylaws ____________________ to the Declaration of Trust
shall be deemed to refer to the Declaration of Trust of the Trust dated April 19, 1990, as amended and known as "The Omni Investment Fund," as amended and in effect from time to time.

SECTION 6.  Severability.  Any determination that any provision
            ____________ of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws or the Declaration of Trust.

SECTION 7. Pronouns. All pronouns used in these Bylaws shall be ________ deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

SECTION 8. Amendments. Subject to the rights of the __________ Shareholders to amend these Bylaws, these
Bylaws may be amended by the vote of a majority of the Trustees at any meeting of the Board of Trustees.

                          CERTIFICATION

     The above and foregoing is a true and correct copy of the Bylaws of The Omni Investment Fund.


                                                  N. Theodore
Hans

_________________________________
                                                  Secretary

Dated:  December 12, 1996.


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